SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2015

Commission File Number 333-193565

Greenpro Capital Corp.

(Exact name of registrant issuer as specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2201, 22/F., Malaysia Building,

50 Gloucester Road, Wanchai, Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code

(852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

The information provided in Item 2.01 of this Current Report on Form 8-K/A is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2015, Greenpro Capital Corp. (“GRNQ”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that the Company consummated its acquisition of Greenpro Resources Limited (“GRBV”) together with all of its rights, titles and interests in the business assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of the Agreement dated July 28, 2015. This amendment to the Original Form 8-K is being filed for the purpose of including the Amended and Restated Sale & Purchase agreement, and this amendment should be read in conjunction with the Original Form 8-K.

(d)	Exhibits.

Exhibit
No.	Description

2.1	Amended and Restated Sale and Purchase Agreement, dated as of July 29, 2015, between Greenpro Capital Corp. and Greenpro Resources Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: July 31, 2015

	By:	/s/ Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director (Principal Executive Officer)

Date: July 31, 2015

	By:	/s/ Loke Che Chan, Gilbert
	Title:	Chief Financial Officer, Secretary, Treasurer, Director (Principal Financial Officer, Principal Accounting Officer)